                                                                  EXHIBIT 23.1-A

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 31, 1996, in the Registration Statement (No. 333-15471) Amendment No. 1 and the related Prospectus of Digital Video Systems, Inc. for the registration of 26,450 units consisting of a minimum of 70 and a maximum of 100 IPO Units, each consisting of one share of common stock, one Redeemable Class A Warrant and one Redeemable Class B Warrant.

                                          By: /s/ Ernst & Young
                                             ----------------------------------
                                                Ernst & Young

Walnut Creek, California

November 18, 1996

                                                                 EXHIBIT 23.1-B

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 18, 1996 for ViComp Technology, Inc. in the Registration Statement (No. 333-15471) Amendment No. 1 and the related Prospectus of Digital Video Systems, Inc. for the registration of 26,450 units consisting of a minimum of 70 and a maximum of 100 IPO Units, each consisting of one share of common stock, one Redeemable Class A Warrant and one Redeemable Class B Warrant.

                                          By: /s/ Ernst & Young
                                             ----------------------------------
                                                Ernst & Young
Walnut Creek, California

November 18, 1996